UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K/A
(Amendment No. 1)

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 20, 2013
Date of Report
(Date of earliest event reported)

Access National Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-49929	82-0545425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Robert Fulton Drive, Suite 300, Reston, VA 20191
(Address of principal executive offices) (Zip Code)

(703) 871-2100
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A updates information provided on a Form 8-K dated May 24, 2013, relating to disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, associated with the Access National Corporation (the “Company”) Annual Meeting of Shareholders held on May 21, 2013 (the “2013 Shareholders Meeting”).

Item 5.07    Submission of Matters to a Vote of Security Holders.

As previously reported, at the 2013 Shareholders Meeting, in a non-binding advisory vote, over a majority of the votes cast voted in favor of one year as the frequency with which the Company should hold future non-binding advisory votes on the compensation of its named executive officers.  Consistent with these voting results and other factors, and with the recommendation of the Company’s Board of Directors, the Company will hold future non-binding advisory votes on the compensation of its named executive officers on an annual basis, until the next non-binding advisory vote on the frequency of such votes on executive compensation.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS NATIONAL CORPORATION
(Registrant)

Date:	June 20, 2013	By:	/s/ Michael W. Clarke
		Name:	Michael W. Clarke
		Title:	President, Chief Executive Officer